As filed with the Securities and Exchange Commission on April 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kiniksa Pharmaceuticals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-1327726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

(808) 451-3453

(Address of Principal Executive Offices) (Zip Code)

Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan

(Full title of the plan)

Kiniksa Pharmaceuticals, Corp.

100 Hayden Avenue

Lexington, MA 02421

(Name and address for agent for service)

(781) 431-9100

(Telephone number, including area code, of agent for service)

Copies to:

Johan V. Brigham

Nathan Ajiashvili

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

	CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common shares, par value $0.000273235 per share	2,925,000 shares(2)	$15.59(3)	$45,586,125	$5,918

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan (the “2018 Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Consists of 2,925,000 Class A common shares that have or may become issuable under the 2018 Plan pursuant to its terms.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Class A common shares as reported on the Nasdaq Global Select Market on April 1, 2020.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,925,000 Class A common shares of Kiniksa Pharmaceuticals, Ltd. (the “Registrant”) to be issued pursuant to the 2018 Plan. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-225196) filed with the Securities and Exchange Commission, relating to the 2018 Plan, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Amended and Restated Bye-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38492) filed on May 29, 2018)

4.2	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-224488) filed on April 27, 2018)

5.1+	Opinion of Conyers Dill & Pearman Limited, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Kiniksa Pharmaceuticals, Ltd. 2018 Incentive Award Plan, and the form of share option grant notice and option agreement, form of restricted share grant notice and restricted share agreement, and form of restricted share unit grant notice and restricted share unit agreement thereunder (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-229394) filed on January 28, 2019)

99.2	2018 Incentive Award Plan; Sub-Plan for UK Employees, and the form of share option grant notice for UK participants (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-229394) filed on January 28, 2019)

99.3+	Form of restricted share unit grant notice and restricted share unit agreement thereunder for UK participants under the 2018 Incentive Award Plan; Sub-Plan for UK Employees

99.4	2018 Incentive Award Plan forms of share option grant notice and share option agreement for German participants, restricted share grant notice and restricted share agreement for German participants, and restricted share unit grant notice and restricted share unit agreement for German participants (incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K (File No. 001-38492) filed on March 12, 2019)

99.5	Kiniksa Pharmaceuticals, Ltd. Rilonacept Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-38492) filed on December 16, 2019)

99.6	Form of U.S. Performance Restricted Share Unit and Performance Cash Award Grant Notice and Agreement under the Rilonacept Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38492) filed on December 16, 2019)

99.7	Form of U.S. Restricted Share Unit Grant Notice and Agreement under the Rilonacept Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 001-38492) filed on December 16, 2019)

99.8+	Forms of Performance Restricted Share Unit and Performance Cash Award Grant Notice and Performance Restricted Share Unit and Performance Cash Award Agreement thereunder and Restricted Share Unit Grant Notice and Restricted Share Unit Agreement thereunder for UK participants and German participants under the Rilonacept Long-Term Incentive Plan

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Weston, Commonwealth of Massachusetts, on this 7th day of April, 2020.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Sanj. K. Patel
Sanj K. Patel
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Thomas W. Beetham, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Sanj K. Patel Sanj K. Patel	Chief Executive Officer and Chairman of the Board (principal executive officer)	April 7, 2020
/s/ Michael R. Megna Michael R. Megna	VP, Finance and Chief Accounting Officer (principal accounting and principal financial officer)	April 7, 2020
/s/ Felix J. Baker Felix J. Baker	Lead Independent Director	April 7, 2020
/s/ Stephen R. Biggar Stephen R. Biggar	Director	April 7, 2020
/s/ Richard S. Levy Richard S. Levy	Director	April 7, 2020

/s/ Thomas R. Malley Thomas R. Malley	Director	April 7, 2020
/s/ Tracey L. McCain Tracey L. McCain	Director	April 7, 2020
/s/ Kimberly J. Popovits Kimberly J. Popovits	Director	April 7, 2020
/s/ Barry D. Quart Barry D. Quart	Director	April 7, 2020

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant has signed this registration statement, on this 7th day of April 2020.

KINIKSA PHARMACEUTICALS, CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
Chief Executive Officer